UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

Commission File Number 000-52614

SHOW ME ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	20-4594551 (I.R.S. Employer Identification Number)

P.O. Box 9, 26530 E. Highway 24, Carrollton, Missouri 64633
(660) 542-6493
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01    Other Events.

In the course of construction, and in the ramp-up of operations to start ethanol production at the plant (the “Ethanol Plant”), Show Me Ethanol, LLC (the “Company”) incurred expenses higher than were budgeted in its original business plan. Expenses that ran higher than budgeted include: costs from constructing and owning the natural gas pipeline into the Ethanol Plant rather than leasing the pipeline, costs related to installing water treatment systems of higher quality than budgeted, unanticipated costs for site development due to inclement weather and labor costs relating to pre-Ethanol Plant operation training of employees. The total cost of such unbudgeted expenses is approximately $5.1 million.

The Company is currently exploring its options to raise additional funds from individual investors, commercial banks or a combination of both sources. If the Company is unsuccessful in raising additional capital to offset the unbudgeted expenses then construction of the Ethanol Plant may be delayed and hence operations may not begin at the Ethanol Plant, as previously anticipated in the second quarter of 2008, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2008	SHOW ME ETHANOL, LLC

	By:	/s/Gregory E. Thomas
Name: Gregory E. Thomas Title: General Manager & Principal Executive Officer